                                                                    Exhibit 11.1

                        Alabama National BanCorporation
                       Computation of Earnings Per Share
                    (In thousands, except per share amounts)

                                                                       Per Share
                                                        Income  Shares  Amount
                                                        ------- ------ ---------
Year ended December 31, 2001
Basic EPS net income................................... $28,415 11,853   $2.40
                                                                         =====
Effect of dilutuve securities .........................            288
                                                        ------- ------
Diluted EPS............................................ $28,415 12,141   $2.34
                                                        ======= ======   =====
Year ended December 31, 2000
Basic EPS net income................................... $25,518 11,792   $2.16
                                                                         =====
Effect of dilutuve securities .........................            181
                                                        ------- ------
Diluted EPS............................................ $25,518 11,973   $2.13
                                                        ======= ======   =====
Year ended December 31, 1999
Basic EPS net income................................... $23,306 11,814   $1.97
                                                                         =====
Effect of dilutuve securities .........................            194
                                                        ------- ------
Diluted EPS............................................ $23,306 12,008   $1.94
                                                        ======= ======   =====